                                 AMENDMENT NO. 1 TO
                    AMENDED AND RESTATED VOTING TRUST AGREEMENT


     This Amendment No. 1 (the "Amendment") to the Amended and Restated Voting Trust Agreement dated as of August 4, 1997 (the "Voting Trust Agreement") is made and entered into by and between Wilmington Trust Company, a Delaware corporation, as trustee (hereinafter, with any successor trustee, referred to as the "Trustee") and the California HealthCare Foundation, a California nonprofit public benefit corporation (the "Beneficiary"), as of the 12th day of June, 1998.

                                     WITNESSETH:

     WHEREAS, the parties hereto have previously entered into the Voting Trust Agreement, requiring the Beneficiary to maintain certain shares of the outstanding equity securities of the Company owned by the Beneficiary subject to the voting trust (the "Voting Trust") established by the Voting Trust Agreement;

     WHEREAS, such Voting Trust has been implemented in order to satisfy certain requirements of the Blue Cross Blue Shield Association (the "BCBSA") which has licensed the Company to use the Blue Cross name and marks in the state of California;

     WHEREAS, such BCBSA requirements include the Company maintaining certain Basic Protections (as defined in the California Blue Cross License Addendum dated as of December 30, 1997 by and between the Company and the BCBSA (the "License Addendum")) which are intended by the BCBSA to enable the Company to remain independent of the Beneficiary and any other stockholder which may in the future acquire Capital Stock (as defined in the Voting Trust Agreement) in the Company in excess of the Ownership Limit (as defined in the Voting Trust Agreement); and

     WHEREAS, one of the Basic Protections of the License Addendum is that the Beneficiary Board of Directors at all times prior to May 20, 2001 must contain at least a majority of directors who served as directors of Blue Cross of California, a California nonprofit public benefit corporation ("California Blue Cross"), prior to May 17, 1996;

     WHEREAS, the Beneficiary has asked the BCBSA to waive such Basic Protection so that under certain circumstances the Beneficiary Board of Directors may contain a majority of directors that did not previously serve as directors of California Blue Cross prior to May 17, 1996;

     WHEREAS, the BCBSA has agreed to waive such Basic Protection on the condition that, should the Beneficiary's Board of Directors at any time not contain at least a majority of directors who served as directors of California Blue Cross prior to May 17, 1996 (the "Original Blue Cross Directors"), the Contribution Timetable set forth in the Voting Trust Agreement shall be amended as set forth herein;

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

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereto hereby agree that the Voting Trust Agreement shall be amended as of the date hereof as follows:

     1. The second, third and fourth paragraphs appearing on Page 2 of the Voting Trust Agreement shall be deleted in their entirety and replaced with the following:

               (i) a requirement that the Beneficiary make such deposits into the voting trust established by this Agreement (the "Voting Trust") as may be necessary to maintain the shares of Capital Stock Beneficially Owned (as defined below) by the Beneficiary outside the Voting Trust at a level which does not exceed 50% of the voting power of the Company's outstanding Capital Stock at any time after May 20, 1996;

               (ii) at any time on or after the earlier of May 20, 1999 or the date on which the number of directors that are not Original Blue Cross Directors first becomes equal to the number of directors that are Original Blue Cross Directors (the "Even Division Date"), a requirement that the Beneficiary make such deposits into the Voting Trust as may be necessary to maintain the shares of Capital Stock Beneficially Owned by the Beneficiary outside the Voting Trust at a level which does not exceed 20% of the voting power of the Company's outstanding Capital Stock on and at all times after the earlier to occur of such dates;

               (iii) at any time on or after the earliest to occur of (A) the first anniversary of the Even Division Date, (B) the date on which the number of directors that are not Original Blue Cross Directors first becomes greater than the number of directors that are Original Blue Cross Directors (the "Minority Date") and (C) May 20, 2001, a requirement that the Beneficiary make such additional deposits into the Voting Trust as may be necessary to prevent the Beneficiary from having Beneficial Ownership outside the Voting Trust of any shares of Capital Stock in excess of the Ownership Limit on and at all times after the earliest to occur of such dates.

               (iv) Notwithstanding the preceding two paragraphs, in the event an Original Blue Cross Director shall cease to be a director of the Beneficiary because of death or permanent disability and the position on the board of Beneficiary left vacant by such death or disability shall be filled with an individual approved by a majority of the Original Blue Cross Directors then remaining on the Beneficiary's Board, then the individual so approved shall be deemed to be an "Original Blue Cross Director." For purposes of determining whether and when the Even Division Date or the Minority Date shall have occurred, such vacant position shall be counted as if it were held by an Original Blue Cross Director for a period beginning when the vacancy arises and ending at the earliest of (A) 60 days after such vacancy shall arise, (B) the date such vacancy is filled by an

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

          individual not approved by a majority of the Original Blue Cross Directors then remaining on the Beneficiary's Board or (C) the approval by a Beneficiary of any course of action which would provide grounds for termination of the License Agreement dated as of August 4, 1997 by and among the BCBSA, the Company and Blue Cross of California.


     2. The following sentence shall be added at the end of Section 7.9(c) of the Voting Trust Agreement:

          For purposes of applying this term, the Beneficiary shall be deemed to be a Non-institutional Investor.

     3. Except as amended by this Amendment, the Voting Trust Agreement shall remain unmodified and in full force and effect.


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


     4. This Amendment may be executed in two counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Trustee and the Beneficiary have executed this Amendment as of the day and year first above written.


WILMINGTON TRUST COMPANY           CALIFORNIA HEALTHCARE FOUNDATION


By: /s/ JOSEPH B. FEIL             By: /s/ CRAIG ZIEGLER
   ----------------------------       --------------------------
Its: Financial Services Officer    Its: Chief Financial Officer
    ---------------------------        -------------------------

     WellPoint Health Networks Inc., hereby consents to the foregoing Amendment No. 1 to Amended and Restated Voting Trust Agreement, pursuant to Section 7.7 of the Voting Trust Agreement.

                              WELLPOINT HEALTH NETWORKS INC.

                              By: /s/ ROBERT A. KELLY
                                 --------------------------
                              Its: Assistant Secretary
                                  -------------------------








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